                                                                     Exhibit 3.1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             EAGLE INDUSTRIES, INC.



      Eagle Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1.    (a)   The present name of the Corporation is Eagle Industries, Inc.

            (b) The name under which the Corporation was originally incorporated is Eagle American Industries, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 10, 1986.

      2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation to read as herein set forth in full:

      FIRST:      The name of the Corporation is Eagle Industries, Inc.

      SECOND:     The address of the Corporation's registered office in the
State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD:      The nature of the business or purpose to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH:     The total number of shares of capital stock which the
Corporation shall have authority to issue is 80,000,000, consisting of 75,000,000 shares of Common Stock with a par value of $.01 per share and 5,000,000 shares of Preferred Stock with a par value of $.01 per share.

      The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.
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      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

      (a) The number of shares constituting that series and distinctive designation of that series;

      (b) The rate of dividend, if any, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and, if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of stock or any other series of the Preferred Stock;

      (c) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

      (d) Whether the shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation, the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

      (e) Whether the shares may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates upon or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

      (f) The amounts, if any, payable upon the shares in the event of voluntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

      (g) The amounts, if any, payable under the shares thereof in the event of involuntary liquidation, dissolution or winding up of the Corporation in preference of shares of any other class or series and whether the shares shall be entitled to participate generally in distributions on the Common Stock under such circumstances;

      (h) Sinking fund provisions, if any, for the redemption or purchase of the shares (the term "sinking fund" being understood to include any similar fund, however designated); and

      (i) Any other relative rights, preferences, limitations and powers of that series.

      FIFTH:      Advance notice of nominations for the election of directors, other than nominations by the Board of Directors or a committee thereof, shall be given to the Corporation in the manner provided in the By-laws.

      SIXTH:      The Corporation is to have perpetual existence.
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      SEVENTH:    (1)   Directors of the Corporation shall have no personal
liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE SEVENTH the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

      (2) The Corporation shall indemnify, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. The right to indemnification conferred by this Section (2) shall be deemed to be a contract between the Corporation and each person referred to herein.

      (3) If a claim under Section (2) of this ARTICLE SEVENTH is not paid in full by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Corporation has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware and
Section 2 of this ARTICLE SEVENTH for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of State of Delaware, nor an actual determination by the Corporation (including its Board of
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Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (4) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any stature, provision of this Certificate of Incorporation, by-law, agreement, contract, vote of stockholders or disinterested directors, or otherwise.

      (5) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE SEVENTH, the General Corporation Law of the State of Delaware, or otherwise.

      (6) No amendment to or repeal of all or any part of this ARTICLE SEVENTH shall adversely affect any right or protection existing at the time of such repeal or amendment.

      EIGHTH:     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend or repeal the By-laws of the Corporation.

      NINTH:      Meetings of the stockholders may be held at such places,
within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      TENTH:      The Corporation hereby elects not to be governed by Section
203 of the General Corporation Law of the State of Delaware, from time to time in effect or any successor provision thereto.

      ELEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Eagle Industries, Inc., a Delaware corporation has caused this certificate to be signed by William K. Hall, its President, Chief Executive Officer and Treasurer, and attested by Susan Obuchowski, its Secretary, this 16th day of July, 1992.



                                           \s\ William K. Hall
                                           ------------------------------------
                                           William K. Hall
                                           President, Chief Executive Officer,
                                           Chief Operating Officer and Treasurer



ATTEST:\s\ Susan Obuchowski
       ---------------------------
       Susan Obuchowski
       Secretary
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               AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION


      Eagle Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

      1. The restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 16, 1992.

      2. That this Amendment of Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      3. The Restated Certificate of Incorporation is hereby amended by deleting the Article entitled Fourth therein in its entirety and by inserting in lieu thereof the new Article entitled Fourth as follows:

            "Fourth": The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, consisting of 1,000 shares of Common Stock with a par value of $.01 per share."

      In Witness Whereof, Eagle Industries, Inc., a Delaware corporation has caused this certificate and Amendment of Restated Certificate of Incorporation to be signed by Gus J. Athas, its Vice President and General Counsel and attested by Frank Bruno, its Assistant Secretary, this 28th day of December, 1993.




                                           \s\ Gus J. Athas
                                           -----------------------------------
                                           Gus J. Athas, Vice President and
                                           General Counsel



ATTEST:  \s\ Frank Bruno
         ---------------------
         Frank Bruno
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                    OF RESTATED CERTIFICATE OF INCORPORATION


         Eagle Industries, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation") hereby certifies as follows:

      1. That the Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 16, 1992.

      2. That an Amendment of Restated Certificate of Incorporation, changing the number of shares of capital stock in the Corporation, was filed with the Secretary of State of the State of Delaware on December 29, 1993.

      3. That this Amendment of Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      4. That the Restated Certificate of Incorporation is hereby amended by deleting the Article entitled Fourth therein in its entirety and by inserting in lieu thereof the new Article entitled Fourth as follows:

            "The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000,000 consisting of 3,000,000 shares of Common Stock with a par value of $.01 per share."

      In Witness Whereof, Eagle Industries, Inc., a Delaware corporation, has caused this Amendment of Restated Certificate of Incorporation to be signed by Gus J. Athas, its Senior Vice President and General Counsel, this 15th day of March, 1995.




                                  \s\ Gus J. Athas
                                  --------------------------------------------
                                  Gus J. Athas
                                  Senior Vice President and General Counsel